                                                                   EXHIBIT 22

Subsidiaries of the Registrant.
-------------------------------

                                                 STATE OF
          SUBSIDIARY                           INCORPORATION
          ----------                           -------------
AOC TRANSPORT, INC.                               Delaware

AERO OIL COMPANY, INC.                            Pennsylvania

DONNA OIL CORP.                                   New York

GASWAY INC.**                                     New York

GETTYMART INC.                                    Delaware

GETTY TERMINALS CORP.**                           New York

KINGSTON OIL SUPPLY CORP.**                       New York

LEEMILT'S FLATBUSH AVENUE, INC.                   New York

LEEMILT'S PETROLEUM, INC.                         New York

GETTY PETROLEUM MARKETING INC.*                   Maryland

PT PETRO CORP.**                                  New York

RECO PETROLEUM, INC.                              Pennsylvania

SLATTERY GROUP INC.                               New Jersey
  ENERGY RESOURCE & RECOVERY CORPORATION          New York
  GT GROUP INC.                                   New York
  HSCO GROUP, INC.                                New York


*100% of stock distributed to Company's stockholders in connection with the spin-off.

**100% of stock transferred to Getty Petroleum Marketing Inc. prior to the spin-off.